As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-177145

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTUNE BRANDS HOME & SECURITY, INC.

Delaware	62-1411546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

520 Lake Cook Road Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan

Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan

(Full title of the plan)

Lauren S. Tashma

Senior Vice President, General Counsel and Secretary

Fortune Brands Home & Security, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

(Name and address of agent for service)

(847) 484-4400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

This Registration Statement relates to 30,000,000 shares of the Registrant’s common stock that may be issued pursuant to the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan (the “Prior Plan”) or, to the extent not issued under the Prior Plan, under the Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan (the “New Plan”). This Post-Effective Amendment No. 1 has been filed to add the New Plan to this Registration Statement. No additional securities are being registered hereby.

No further awards may be made under the Prior Plan. There are 3,750,153 shares that were previously available for issuance under the Prior Plan that have been carried forward to, and included in, the reserve available under the New Plan. In addition, as awards expire, are terminated, cancelled or forfeited, or are used to satisfy withholding taxes with respect to existing awards under the Prior Plan, a corresponding number of shares of common stock registered pursuant to this Registration Statement will automatically be added to the number of shares of common stock that may be issued under the New Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. The Company will send or give to each participant in the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan and/or Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan a copy of the applicable prospectus. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the applicable prospectus is not being filed with or included in this Registration Statement. The applicable prospectus and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on February 27, 2013;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Commission on May 3, 2013;

(c)	the Company’s Current Report on Form 8-K filed with the Commission on February 28, 2013, May 2, 2013 (other than the information furnished pursuant to Item 2.02 thereof) and May 3, 2013; and

(d)	the description of the Company’s Common Stock, set forth under the heading “Description of Capital Stock” in the Company’s Information Statement, filed as exhibit 99.1 to the Registration Statement on Form 10 filed with the Commission on August 26, 2011, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s restated certificate of incorporation provides that no director shall be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation also provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. A director’s right to indemnification under the restated certificate of incorporation includes the right to be paid by the Company the expenses incurred in defending or participating in any proceeding in advance of its final disposition. The rights to indemnification and advancement of expenses in the restated certificate of incorporation are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled. In addition, any amendment of the limitation of liability, indemnification and advancement of expenses provisions in the restated certificate of incorporation will not reduce the Company’s indemnification obligations relating to actions taken before such amendment.

The Company maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of Fortune Brands Home & Security, Inc. is incorporated herein by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on November 5, 2012.

4.2	Amended and Restated Bylaws of Fortune Brands Home & Security, Inc. are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 30, 2011.

5.1*	Opinion of Sidley Austin LLP with respect to Prior Plan.

5.2	Opinion of McDermott Will & Emery LLP with respect to New Plan.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2*	Consent of Sidley Austin LLP.

23.3	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.2).

24.1*	Power of Attorney.

99.1*	Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan.

99.2	Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan is incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on March 5, 2013.

*	Previously filed.

Item 9. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 14th day of May, 2013.

FORTUNE BRANDS HOME & SECURITY, INC.

By	/s/ Lauren S. Tashma
Lauren S. Tashma, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on May 14, 2013.

*	*
Christopher J. Klein Chief Executive Officer and Director (principal executive officer)	Ann Fritz Hackett Director

*	*
E. Lee Wyatt Jr. Senior Vice President and Chief Financial Officer (principal financial officer)	A.D. David Mackay Director

*	*
Edward A. Wiertel Senior Vice President–Finance (principal accounting officer)	John G. Morikis Director

*	*
David M. Thomas Chairman of the Board and Director	Ronald V. Waters, III Director

*	*
Richard A. Goldstein Director	Norman H. Wesley Director

*By	/s/ Lauren S. Tashma
Lauren S. Tashma Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Fortune Brands Home & Security, Inc. is incorporated herein by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed on November 5, 2012.

4.2	Amended and Restated Bylaws of Fortune Brands Home & Security, Inc. are incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 30, 2011.

5.1*	Opinion of Sidley Austin LLP with respect to Prior Plan.

5.2	Opinion of McDermott Will & Emery LLP with respect to New Plan.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2*	Consent of Sidley Austin LLP.

23.3	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.2).

24.1*	Power of Attorney.

99.1*	Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan.

99.2	Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan is incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed on March 5, 2013.

*	Previously filed.